Exhibit 4.6

Form of Subordinated Indenture

SILGAN HOLDINGS INC.

to

U.S. BANK NATIONAL ASSOCIATION,

Trustee

INDENTURE

Dated as of             , 20

Subordinated Debt Securities

i

SECTION 16.10.	Execution in Counterparts	64
SECTION 16.11.	Waiver of Jury Trial	64
SECTION 16.12.	Non-Exclusive Jurisdiction	64

This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

CROSS REFERENCE SHEET

Between

Provisions of Sections 310 through 318(a) inclusive of Trust Indenture Act of 1939 and the Indenture dated as of             , 20    , between Silgan Holdings Inc. and U.S. Bank National Association, a national banking association, as trustee.

Section of Act	Section of Indenture
310(a)(1) and (2)	8.09
310(a)(3) and (4)	*
310(b)	8.08 and 8.10
310(c)	*
311(a)	8.13
311(b)	8.13
311(c)	*
312(a)	6.01 and 6.02(a)
312(b)	6.02(b)
312(c)	6.02(c)
313(a)	6.04(a)
313(b)(1)	*
313(b)(2)	*
313(c)	*
313(d)	6.04(b)
314(a)(1)	6.03
314(a)(2)	6.03
314(a)(3)	6.03
314(b)	*
314(c)(1)	5.05
314(c)(2)	16.05
314(c)(3)	*
314(d)	*
314(e)	16.05
314(f)	*
315(a), (c) and (d)	8.01
315(b)	8.02
315(e)	7.08
316(a)(1)	7.07
316(a)(2)	*
316(a) last para.	9.04
316(b)	7.09
317(a)	7.02
317(b)	5.04
318(a)	16.07
*	Not Applicable.

This cross reference sheet shall not, for any purpose, be deemed to be a part of the Indenture.

v

THIS INDENTURE, dated as of             , 20    , between Silgan Holdings Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issue from time to time of its unsecured subordinated debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series as in this Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase or acceptance of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities or of any series thereof as follows:

ARTICLE 1.

DEFINITIONS

SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended, shall have (except as herein otherwise expressly provided or unless the context otherwise requires) the meanings assigned to such terms in said Trust Indenture Act of 1939 and in said Securities Act as in force at the date of the execution of this Indenture. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All references to such terms herein shall be both to the singular or the plural, as the context so requires. Unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.”

Affiliate:

The term “Affiliate”, when used with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Board of Directors:

The term “Board of Directors” means the Board of Directors of the Company or any authorized committee of such Board designated by the Board of Directors or the bylaws or the certificate of incorporation of the Company to act for such Board for purposes of this Indenture.

Board Resolution:

The term “Board Resolution” means a copy of a resolution certified by the President, Chief Executive Officer, Chief Financial Officer, an Executive Vice President, a Senior Vice President, a Vice President or the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day:

The term “Business Day”, when used with respect to any Place of Payment or any other particular location, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in that Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

Commission:

The term “Commission” means the U.S. Securities and Exchange Commission.

Company:

The term “Company” means Silgan Holdings Inc., a Delaware corporation, and, subject to Article Twelve, shall include its successors and assigns.

Company Request and Company Order:

The terms “Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by its President, Chief Executive Officer, Chief Financial Officer, an Executive Vice President, a Senior Vice President or a Vice President, and by its Secretary, Treasurer or Assistant Secretary, and delivered to the Trustee.

Conversion Date:

The term “Conversion Date” has the meaning set forth in Section 3.11.

Corporate Trust Office:

The term “Corporate Trust Office” means the office of the Trustee in [•] at which, at any particular time, its corporate trust business shall principally be administered, which office at the date hereof is located at [—], or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

Credit Agreement:

The term “Credit Agreement” means the Credit Agreement, dated as of June 30, 2005, as amended, among the Company, Silgan Containers LLC (successor by merger to Silgan Containers Corporation), Silgan Plastics LLC (successor by merger to Silgan Plastics Corporation), Silgan Containers Manufacturing Corporation, Silgan Can Company, each other revolving borrower party thereto from time to time, each other incremental term loan borrower party thereto from time to time, various lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Morgan Stanley Bank, as Co-Syndication Agents, and BNP Paribas and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, together with the related documents thereto (including without limitation any guarantees and security documents), in each case as the indebtedness under such agreements may be increased and such agreements may be amended (including any amendment and restatement thereof), supplemented, renewed, extended, substituted, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Company) all or any portion of the indebtedness under such agreement or any successor agreement, as such agreement may be amended, renewed, extended, substituted, replaced, restated and otherwise modified from time to time.

Currency Agreement:

The term “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

Currency Determination Agent:

The term “Currency Determination Agent” means the financial institution, if any, from time to time selected by the Company and approved by the Trustee for purposes of Section 3.11.

CUSIP:

The term “CUSIP” has the meaning set forth in Section 3.12.

Debt Security or Debt Securities:

The terms “Debt Security” or “Debt Securities” means any unsecured notes, debentures or other indebtedness of any series, as the case may be, issued by the Company from time to time, and authenticated and delivered under this Indenture.

Debt Security Register:

The term “Debt Security Register” has the meaning set forth in Section 3.06.

Debt Security Registrar:

The term “Debt Security Registrar” has the meaning set forth in Section 3.06.

Depository:

The term “Depository” means, unless otherwise specified by the Company pursuant to Section 3.01, with respect to Debt Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

Dollar:

The term “Dollar” means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

Dollar Equivalent of the Foreign Currency:

The term “Dollar Equivalent of the Foreign Currency” shall have the meaning set forth in Section 3.11.

Event of Default:

The term “Event of Default” has the meaning specified in Section 7.01.

Foreign Currency:

The term “Foreign Currency” means a currency issued by the government of any country other than the United States of America.

GAAP:

The term “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company’s audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization or write off of unamortized deferred financing costs and any premiums, fees or expenses incurred in connection with the offering, redemption or early extinguishment of any indebtedness; (ii) except as otherwise provided, the amortization of goodwill and other intangible assets and any write down of such goodwill or assets as may be required or permitted by FAS

No. 142; (iii) non-cash amounts recorded (or required to be recorded) in accordance with FAS No. 133 and related amendments; (iv) any non-cash adjustments resulting from any equity based compensation; (v) FAS No. 106; (vi) any unusual charges (including, without limitation, rationalization charges) recorded in an applicable period to the extent that cash is not expended during such period, but effect shall be given in any future period to the extent that any cash payment is made on account of such a non-cash unusual charge taken in a previous applicable period; and (vii) any net non-cash charges (including, without limitation, deferred tax expense and write-downs of inventory) and any net non-cash gains and losses from sales of assets (other than sales of inventory in the ordinary course of business).

Global Debt Security:

The term “Global Debt Security” means a Debt Security issued to evidence all or part of a series of Debt Securities.

Government Obligations:

The term “Government Obligations” means securities which are (i) direct obligations of the government which issued the currency in which the Debt Securities of a series are denominated or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Debt Securities of such series are denominated, the payment of which obligations is unconditionally guaranteed by such government, and which, in either case, are full faith and credit obligations of such government, are denominated in the currency in which the Debt Securities of such series are denominated and which are not callable or redeemable at the option of the issuer thereof.

Holder:

The term “Holder” means any Person in whose name a Debt Security of any series is registered in the Debt Security Register applicable to Debt Securities of such series.

Indenture:

The term “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided pursuant to the applicable provisions hereof, as so amended or supplemented.

Indexed Debt Security:

The term “Indexed Debt Security” means a Debt Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

Interest:

The term “interest”, when used with respect to an Original Issue Discount Debt Security which by its terms bears interest only after maturity, means interest payable after maturity.

Interest Payment Date:

The term “Interest Payment Date”, when used with respect to any series of Debt Securities, means the Stated Maturity of an installment of interest on such Debt Securities.

Interest Rate Agreement:

The term “Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

Market Exchange Rate:

The term “Market Exchange Rate” shall have the meaning set forth in Section 3.11.

Officers’ Certificate:

The term “Officers’ Certificate”, when used with respect to the Company, means a certificate signed by its President, Chief Executive Officer, Chief Financial Officer, an Executive Vice President, a Senior Vice President or a Vice President, and by its Secretary, Treasurer or Assistant Secretary, and delivered to the Trustee. One of the officers giving an Officers’ Certificate pursuant to Section 5.05 shall be a principal executive officer, principal financial officer or principal accounting officer in each case of the Company. Each such certificate shall include the statements provided for in Section 16.05 to the extent required by the provisions of such Section.

Opinion of Counsel:

The term “Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company and who shall be reasonably acceptable to the Trustee. Each such opinion shall include the statements provided for in Sections 2.02, 3.04 and 16.05 to the extent required by the provisions of such Sections.

Original Issue Discount Debt Security:

The term “Original Issue Discount Date Security” means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.

Outstanding:

The term “Outstanding”, when used with respect to Debt Securities or Debt Securities of any series, means, as of the date of determination, all such Debt Securities theretofore authenticated and delivered under this Indenture, except:

(i) such Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) such Debt Securities for whose payment or redemption money in the necessary amount and in the specified currency has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities, provided, however, that if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) such Debt Securities in exchange for or in lieu of which other such Debt Securities have been authenticated and delivered pursuant to this Indenture, or such Debt Securities which have been paid, pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Debt Securities are held by Persons in whose hands any of such Debt Securities are a legal, valid and binding obligation of the Company, and

(iv) such Debt Securities with respect to which the Company has effected defeasance as provided in Article 13.

provided, however, that in determining whether the Holders of the requisite principal amount of such Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, such Debt Securities owned by the Company or any other obligor upon such Debt Securities or any Affiliate of the Company or such other obligor (except in the case in which the Company or such other obligor or Affiliate owns all Debt Securities Outstanding under the Indenture, or all Outstanding Debt Securities of each such series, as the case may be, without regard to this proviso) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only such Debt Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Such Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other such obligor upon such Debt Securities or any Affiliate of the Company or such other obligor.

Paying Agent:

The term “Paying Agent” shall mean any Person authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Debt Securities on behalf of the Company.

Person:

The term “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Place of Payment:

The term “Place of Payment”, when used with respect to the Debt Securities of any series, means the place or places where the principal of (premium, if any) and interest on the Debt Securities of that series are payable as specified in accordance with Section 3.01.

Predecessor Debt Security:

The term “Predecessor Debt Security” of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security, and for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.07 in lieu of a mutilated, lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security.

Redemption Date:

The term “Redemption Date”, when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

Redemption Price:

The term “Redemption Price”, when used with respect to any Debt Security to be redeemed, means the price specified in such Debt Security at which it is to be redeemed pursuant to this Indenture.

Regular Record Date:

The term “Regular Record Date” for the interest payable on any Debt Security on any Interest Payment Date means the date specified in such Debt Security as the “Regular Record Date” as contemplated by Section 3.01.

Responsible Officer:

The term “Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee assigned to the [•] unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture and shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject. The term “Responsible Officer”, when used with respect to the Company, means the President, Chief Executive Officer, Chief Financial Officer, an Executive Vice President, a Senior Vice President or a Vice President, in each case, of the Company.

Senior Indebtedness:

The term “Senior Indebtedness” means (i) all indebtedness and other monetary obligations of the Company under (or in respect of) the Credit Agreement, including obligations under Currency Agreements and Interest Rate Agreements; (ii) the principal of and premium, if any, and unpaid interest on any other indebtedness for money borrowed; (iii) purchase money and similar obligations, (iv) obligations under capital leases, (v) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others, (vi) renewals, extensions and refunding of any such indebtedness, (vii) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and (viii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements, unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (i) through (viii) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the Debt Securities.

Special Record Date:

The term “Special Record Date” for the payment of any Defaulted Interest (as defined in Section 3.08) means a date fixed by the Trustee pursuant to Section 3.08.

Stated Maturity:

The term “Stated Maturity” when used with respect to any Debt Security or any installment of principal thereof or of interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security, or such installment of interest, is due and payable.

Subsidiary:

The term “Subsidiary” means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock.

Trustee:

The term “Trustee” means U.S. Bank National Association and, subject to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder.

Trust Indenture Act of 1939:

The term “Trust Indenture Act of 1939” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act of 1939” means to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

Valuation Date:

The term “Valuation Date” shall have the meaning set forth in Section 3.11.

Voting Stock:

The term “Voting Stock” means outstanding shares of capital stock having under ordinary circumstances voting power for the election of directors whether at all times or only so long as no senior class of stock has such voting power by reason of the happening of any contingency.

ARTICLE 2.

DEBT SECURITY FORMS.

SECTION 2.01. Forms Generally. The Debt Securities of each series and the certificates of authentication thereon shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each series of Debt Securities, including the currency or denomination, which may be Dollars or Foreign Currency), and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their signing of such Debt Securities. Any portion of the text of any Debt Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debt Security.

The definitive Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Debt Securities, as evidenced by their signing of such Debt Securities.

SECTION 2.02. Forms of Debt Securities. The Debt Securities of each series shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution.

Prior to the delivery of a Debt Security of any series in any such form to the Trustee for the Debt Securities of such series for authentication, the Company shall deliver to the Trustee the following:

(1) The Board Resolution by or pursuant to which such form of Debt Security has been approved;

(2) An Officers’ Certificate dated the date such Certificate is delivered to the Trustee stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Debt Securities in such form have been complied with; and

(3) An Opinion of Counsel stating that Debt Securities in such form, together with any coupons appertaining thereto, when (a) completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, (b) authenticated and delivered by such Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the

Board of Directors, and (c) sold in the manner specified in such Opinion of Counsel, will be the legal, valid and binding obligations of the Company, subject to applicable bankruptcy, reorganization, insolvency and other similar laws generally affecting creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Debt Securities.

The definitive Debt Securities and coupons, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities or coupons, as evidenced by their execution thereof.

SECTION 2.03. Form of Trustee’s Certificate of Authentication. The following is the form of the Certificate of Authentication of the Trustee to be endorsed on the face of all Debt Securities substantially as follows:

This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Authorized Officer

SECTION 2.04. Debt Securities in Global Form. (a) If the Company shall establish pursuant to Section 3.01 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Debt Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 3.04 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver such Global Debt Security or Global Debt Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Debt Security or Global Debt Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Debt Security or Global Debt Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository’s instruction and (iv) shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, the nominee of the Depository, has an interest herein.”

(b) Notwithstanding any other provision of this Section 2.04 or of Section 3.06, and subject to the provisions of paragraph (c) below, unless the terms of a Global Debt Security expressly permit such Global Debt Security to be exchanged in whole or in part for individual certificates representing Debt Securities, a Global Debt Security may be transferred, in whole but not in part and in the manner provided in Section 3.06, only to a nominee of the Depository for such Global Debt Security, or to the Depository, or a successor Depository for such Global Debt Security selected or approved by the Company, or to a nominee of such successor Depository.

(c) (1) If at any time the Depository for a Global Debt Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Debt Security or if at any time the Depository for the Global Debt Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Debt Security. If a successor Depository for such Global Debt Security is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of such series in exchange for such Global Debt Security, will authenticate and deliver, certificates representing Debt Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Debt Security in exchange for such Global Debt Security.

(2) The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Debt Securities shall no longer be represented by such Global Debt Security or Global Debt Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of certificates representing Debt Securities of such series in exchange in whole or in part for such Global Debt Security, will authenticate and deliver certificates representing Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Debt Security or Global Debt Securities representing such series or portion thereof in exchange for such Global Debt Security or Global Debt Securities.

(3) If specified by the Company pursuant to Section 3.01 with respect to Debt Securities issued or issuable in the form of a Global Debt Security, the Depository for such Global Debt Security may surrender such Global Debt Security in exchange in whole or in part for certificates representing Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Security Registrar or the Depository a certificate or certificates representing Debt Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Holder’s beneficial interest as specified by the Debt Security Registrar or the Depository in the Global Debt Security; and (2) to such Depository a new Global Debt Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Debt Security and the aggregate principal amount of certificates representing Debt Securities delivered to Holders thereof.

(4) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver certificates representing Debt Securities in definitive registered form in authorized denominations for Debt Securities of the same series or any integral multiple thereof. Upon the exchange of the entire principal amount of a Global Debt Security for certificates representing Debt Securities, such Global Debt Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, certificates representing Debt Securities issued in exchange for a Global Debt Security pursuant to this Section shall be registered in such names and in such authorized denominations for Debt Securities of that series or any integral multiple thereof, as the Debt Security Registrar or Depository shall instruct the Trustee or its agent. The Trustee or the Debt Security Registrar shall deliver at its Corporate Trust Office such certificates representing Debt Securities to the Holders in whose names such Debt Securities are so registered.

ARTICLE 3.

THE DEBT SECURITIES.

SECTION 3.01. Title and Terms. The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued up to the aggregate principal amount of Debt Securities from time to time authorized by or pursuant to a Board Resolution.

The Debt Securities may be issued in one or more series. All Debt Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or maturity of the Debt Securities of such series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate to the extent not established in a Board Resolution, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

(1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from all other series of Debt Securities);

(2) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of that series pursuant to this Article Three, the second paragraph of Section 4.03, or Section 11.04);

(3) the date or dates (or the manner of calculation thereof) on which the principal of the Debt Securities of the series is payable;

(4) the rate or rates (or the manner of calculation thereof) at which the Debt Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the Interest payable on any Interest Payment Date;

(5) the Place of Payment;

(6) the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(7) the obligation, if any, of the Company to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(8) the denominations in which the Debt Securities of such series shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

(9) the application, if any, of Section 13.01;

(10) if other than Dollars, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the Debt Securities of the series are to be made;

(11) if the interest on or principal of (or premium, if any, with respect to) the Debt Securities of the series are to be payable, at the election of the Company or a Holder thereof or otherwise, in a currency other than that in which such Debt Securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such Debt Securities are denominated or stated to be payable and the currency in which such Debt Securities or any of them are to be so payable;

(12) whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the Debt Securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(13) the extent to which any Debt Securities will be issuable in permanent global form, the manner in which any payments on a permanent Global Debt Security will be made, and the appointment of any Depository relating thereto;

(14) any deletions from, modifications of or additions to the Events of Default or covenants with respect to the Debt Securities of such series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(15) if any of the Debt Securities of such series are to be issuable upon the exercise of warrants, this shall be so established as well as the time, manner and place for such Debt Securities to be authenticated and delivered;

(16) if applicable, the terms and conditions upon which the Debt Securities of such series may be repayable prior to final maturity at the option of the Holder thereof (which option may be conditional);

(17) if the Debt Securities of such series may be converted into or exercised or exchanged for other Debt Securities or other securities or debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the Holder or at the option of the Company, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of other Debt Securities of the Company or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

(18) if other than the principal amount thereof, the portion of the principal amount of Debt Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof;

(19) if other than the Trustee, the Person who shall be the authenticating agent, the Paying Agent or Debt Security Registrar or any other agent with respect to the Debt Securities of such series, and applicable provisions relating thereto;

(20) any additional or different subordination terms applicable to the Debt Securities of such series; and

(21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 11.01(g)).

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. Not all Debt Securities of any one series need be issued at the same time, and, unless otherwise provided, a series may be reopened for issuances of additional Debt Securities of such series.

SECTION 3.02. Denominations. The Debt Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated in Section 3.01. In the absence of any specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof, which may be in Dollars or any Foreign Currency.

SECTION 3.03. Payment of Principal and Interest. The principal of, premium, if any, and interest on the Debt Securities shall be payable at the office or agency of the Company designated for that purpose in the Place of Payment, as provided in Section 5.02; provided, however, that interest may be payable at the option of the Company, upon at least five Business

Days written notice to the Trustee by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the record date for such interest payment.

SECTION 3.04. Execution of Debt Securities. The Debt Securities shall be executed manually or by facsimile in the name and on behalf of the Company by its President, Chief Executive Officer, Chief Financial Officer, an Executive Vice President, a Senior Vice President or a Vice President, and by its Secretary, Treasurer or Assistant Secretary, and may have its corporate seal printed, engraved or otherwise reproduced thereon, by facsimile or otherwise. Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or become obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have executed any of the Debt Securities shall cease to be such officer before the Debt Securities so executed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless shall be valid and binding and may be authenticated and delivered or disposed of as though the Person who executed such Debt Securities had not ceased to be such officer of the Company; and any Debt Securities may be executed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such an officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Debt Securities. If not all the Debt Securities of any series are to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Debt Securities and determining terms of particular Debt Securities of such series such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Debt Securities, and accepting the additional responsibilities under this Indenture in relation to such Debt Securities, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(a) that the form or forms and terms of such Debt Securities have been established in conformity with the provisions of this Indenture;

(b) that all conditions precedent of the Indenture to the authentication and delivery of such Debt Securities have been complied with and that such Debt Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to generally equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Debt Securities; and

(c) that all laws and requirements of the federal government of the United States and the State of New York in respect of the execution and delivery by the Company of such Debt Securities have been complied with.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if not all the Debt Securities of any series are to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Debt Security but such opinion with appropriate modifications shall be delivered at or before the time of issuance of the first Debt Security of such series.

The Trustee shall not be required to authenticate and deliver any such Debt Securities if the Trustee, being advised by counsel, determines that such action (i) may not lawfully be taken or (ii) would expose the Trustee to personal liability to existing Holders of Debt Securities.

Unless otherwise provided in the form of Debt Security for any series, all Debt Securities shall be dated the date of their authentication.

No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder.

SECTION 3.05. Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon receipt of the documents required by Sections 2.02, 3.01 and 3.04, together with a Company Order, the Trustee shall authenticate and deliver, such temporary Debt Securities which may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of such definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Debt Securities may determine, as evidenced by their execution of such temporary Debt Securities.

If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of any series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series, upon surrender of the temporary Debt Securities of such series at any office or agency maintained by the Company for such purposes as provided in Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of such series having the same interest rate and Stated Maturity and bearing interest from the same date of any authorized denominations. Until so exchanged the temporary Debt Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

SECTION 3.06. Exchange and Registration of Transfer of Debt Securities. Debt Securities may be exchanged for a like aggregate principal amount of Debt Securities of such series that are of other authorized denominations. Debt Securities to be exchanged shall be surrendered at any office or agency to be maintained for such purpose by the Company, as provided in Section 5.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debt Security or Debt Securities of authorized denominations which the Holders of the Debt Securities making the exchange shall be entitled to receive. Each agent of the Company appointed pursuant to Section 5.02 as a Person authorized to register and register transfer of Debt Securities is sometimes herein referred to as a “Debt Security Registrar.”

The Company shall keep, at each such office or agency of the Company maintained for such purpose, as provided in Section 5.02, a register for each series of Debt Securities hereunder (the registers of all Debt Security Registrars being herein sometimes collectively referred to as the “Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and shall register the transfer of Debt Securities as in this Article Three provided. At all reasonable times, such Debt Security Register shall be open for inspection by the Trustee and any Debt Security Registrar other than the Trustee. Upon due presentment for registration of transfer of any Debt Security at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for an equal aggregate principal amount. Registration or registration of transfer of any Debt Security by any Debt Security Registrar in the registry books maintained by such Debt Security Registrar, and delivery of such Debt Security, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Debt Security.

No Person shall at any time be appointed as or act as a Debt Security Registrar unless such Person is at such time empowered under applicable law to act as such and duly registered to act as such under and to the extent required by applicable law and regulations.

All Debt Securities presented to a Debt Security Registrar for registration of transfer shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and such Debt Security Registrar duly executed by the registered Holder or his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to issue, exchange or register a transfer of (a) any Debt Securities of any series for a period of 15 days next preceding the mailing of a notice of redemption of Debt Securities of such series and ending at the close of business on the day of the mailing of a notice of redemption of Debt Securities of such series so selected for redemption, or (b) any Debt Securities selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not so to be redeemed.

All Debt Securities issued in exchange for or upon registration of transfer of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such exchange or registration of transfer.

None of the Trustee, any agent of the Trustee, any Paying Agent or the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

None of the Trustee, the Paying Agent or the Debt Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Debt Security or other Person with respect to the accuracy of the records of the Depository or its nominee or of any agent member, with respect to any ownership interest in the Debt Securities or with respect to the delivery to any agent member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debt Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Debt Securities and this Indenture shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of the Global Debt Security). The rights of beneficial owners in the Global Debt Security shall be exercised only through the Depository subject to its applicable procedures. The Trustee, the Paying Agent and the Debt Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Debt Security Registrar shall be entitled to deal with the Depository, and any nominee thereof, that is the registered Holder of any Global Debt Security for all purposes of this Indenture relating to such Global Debt Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Debt Security) as the sole Holder of such Global Debt Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Debt Security Registrar shall have any responsibility or liability for any acts or omissions of the Depository with respect to such Global Debt Security, for the records of any such Depository, including records in respect of beneficial ownership interests in respect of any such Global Debt Security, for any transactions between the Depository and any agent member or between or among the Depository, any such agent member and/or any Holder or owner of a beneficial interest in such Global Debt Security, or for any transfers of beneficial interests in any such Global Debt Security.

Notwithstanding the foregoing, with respect to any Global Debt Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository (or its nominee), as a Holder, with respect to such Global Debt Security or shall impair, as between such Depository and owners of beneficial interests in such Global Debt Security, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of such Global Debt Security.

SECTION 3.07. Mutilated, Destroyed, Lost or Stolen Debt Securities. In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debt Security, bearing a number, letter or other distinguishing mark not contemporaneously Outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft, of such Debt Security and of the ownership thereof.

In the absence of notice to the Trustee or the Company that such Debt Security has been acquired by a protected purchaser, the Trustee shall authenticate any such substituted Debt Security and deliver the same upon any Company Request. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security issued pursuant to the provisions of this Section 3.07 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities and shall preclude (to the extent permitted by law) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 3.08. Payment of Interest; Interest Rights Preserved. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, on any Debt Security, shall unless otherwise provided in such Debt Security be paid to the Person in whose name the Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise stated in the form of Debt Security of a series, interest on the Debt Securities of any series shall be computed on the basis of a 360 day year comprised of twelve 30 day months.

Any interest on any Debt Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Debt Securities (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of such Debt Securities, at his address as it appears in the Debt Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Debt Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

SECTION 3.09. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on, such Debt Security and for all other purposes whatsoever whether or not such Debt Security be overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.10. Cancellation of Debt Securities Paid, etc. All Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer or delivered in satisfaction in whole or in part of any sinking fund obligation shall, if surrendered to the Company or any agent of the Trustee or the Company under this Indenture, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Company may at any time deliver to the Trustee for cancellation any debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all debentures so delivered shall be promptly cancelled by the Trustee. The Trustee shall dispose of cancelled Debt Securities in accordance with its customary procedures unless otherwise directed by a Company Order.

SECTION 3.11. Currency and Manner of Payments. (a) With respect to Debt Securities denominated in Dollars or a Foreign Currency, the following payment provisions shall apply:

(1) Except as provided in subparagraph (a)(2) or in paragraph (c) of this Section 3.11, payment of principal of and premium, if any, on any Debt Securities will be made at the offices established pursuant to Section 5.02 by delivery of a check in the currency in which the Debt Security is denominated on the payment date against surrender of such Debt Security, and any interest on any Debt Security will be paid at such office by mailing a check in the currency in which the Debt Securities were issued to the Person entitled thereto at the address of such Person appearing on the Debt Security Register.

(2) Payment of the principal of and premium, if any, and interest on such Debt Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Company by any appropriate method.

(b) Not later than the fourth Business Day after the Regular Record Date for such Interest Payment Date, the Paying Agent will deliver to the Company a written notice specifying, in the currency in which each series of the Debt Securities are denominated, the respective aggregate amounts of principal of and premium, if any, and interest on the Debt Securities to be made on such payment date, specifying the amounts so payable in respect of the Debt Securities. The failure of the Paying Agent to deliver such notice shall not relieve the Company from its obligation to make all payments with respect to any Debt Security when due.

(c) If the Foreign Currency in which any of the Debt Securities are denominated ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, then with respect to each date for the payment of Foreign Currency occurring after the last date on which the Foreign Currency was so used (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such Interest Payment Date. The Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holder of such Debt Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency as determined by the Currency Determination Agent as of the Regular Record Date (the “Valuation Date”) in the manner provided in paragraph (d).

(d) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

(e) The “Market Exchange Rate” shall mean, for any currency, the highest firm bid quotation for U.S. dollars received by the Currency Determination Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three recognized foreign exchange dealers in the City of New York selected by the Currency Determination Agent and approved by the Company (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such currency payable on such payment date in respect of all Debt Securities denominated in such currency.

All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company and all Holders of the Debt Securities. In the event that the Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Company, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 16.03 to the Holders) specifying the Conversion Date.

The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Company or the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently.

If the principal of (and premium, if any) and interest on any Debt Securities is payable in a Foreign Currency and such Foreign Currency is not available for payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, then the Company shall be entitled to satisfy its obligations to Holders under this Indenture by making such payment in Dollars on the basis of the Market Exchange Rate for such Foreign Currency on the latest date for which such rate was established on or before the date on which payment is due. Any payment made pursuant to this Section 3.11 in Dollars where the required payment is in a Foreign Currency shall not constitute a default under this Indenture.

SECTION 3.12. CUSIP Numbers. The Company in issuing the Debt Securities may use “CUSIP” or other similar numbers (if then generally in use) and, if so the Trustee may use “CUSIP” or such similar numbers in notices of redemption and other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or contained in any notice of a redemption or other notice to Holders and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption or other notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or other similar numbers.

ARTICLE 4.

REDEMPTION OF DEBT SECURITIES; SINKING FUNDS.

SECTION 4.01. Applicability of Article. The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Debt Securities of any series, either by optional redemption, sinking fund (mandatory or optional) or otherwise, by provision therefor in the form of Debt Security for such series on such terms as are specified in such form or the Board Resolution or Officers’ Certificate delivered pursuant to Section 3.01 or the indenture supplemental hereto as provided in Section 3.01 with respect to Debt Securities of such series. Redemption of Debt Securities of any series shall be made in accordance with the terms of such Debt Securities and, to the extent that this Article does not conflict with such terms, in accordance with this Article.

SECTION 4.02. Notice of Redemption; Selection of Debt Securities. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of a series of Debt Securities pursuant to Section 4.01, the Company shall fix a date for redemption and the Company, or, at the Company’s request, the Trustee in the name of and at the expense of the Company, shall mail a notice of such redemption at least 30 and not more than 90 days prior to the date fixed for redemption to the Holders of Debt Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security.

Notice of redemption shall be given in the name of the Company and shall specify the date fixed for redemption, the Redemption Price at which Debt Securities of any series are to be redeemed, the place of payment (which shall be at the offices or agencies to be maintained by the Company pursuant to Section 5.02), that payment of the Redemption Price will be made upon presentation and surrender of such Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, the Section of this Indenture pursuant to which Debt Securities will be redeemed and the CUSIP or other similar number referred to in Section 3.12. In case less than all Debt Securities of any series are to be redeemed, the notice of redemption shall also identify the particular Debt Securities to be redeemed as a whole or in part and shall state that the redemption is for the sinking fund, if such is the case. In case any Debt Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of such series in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder.

If less than all the Debt Securities of any series are to be redeemed, the Company shall give the Trustee notice, at least 7 days (or such shorter period acceptable to the Trustee) in advance of the date on which notice of redemption is to be mailed, as to the aggregate principal amount of Debt Securities to be redeemed. Debt Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Debt Securities of such series or any multiple thereof. Thereupon the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities or portions thereof to be redeemed, and shall as promptly as practicable notify the Company of the Debt Securities or portions thereof so selected. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities of any series shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

On or prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with the Paying Agent an amount of money in the currency in which the Debt Securities of such series are payable sufficient to redeem on the date fixed for redemption all the Debt Securities so called for redemption at the appropriate Redemption Price, together with accrued interest to the date fixed for redemption.

SECTION 4.03. Payment of Debt Securities Called for Redemption. If notice of redemption has been given as herein provided, the Debt Securities or portions of Debt Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities or portions thereof at the Redemption Price, together with interest accrued to said date) interest on the Debt Securities or portions of Debt Securities so called for redemption shall cease to accrue, and such Debt Securities and portions of Debt Securities shall be deemed not to be Outstanding hereunder and shall not be entitled to any benefit under this Indenture except to receive payment of the Redemption Price, together with accrued interest to the date fixed for redemption. On presentation and surrender of such Debt Securities at the place of payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued thereon to the date fixed for redemption; provided, however, that any installments of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Debt Securities, or one or more previous Debt Securities evidencing all or a portion of the same debt as that evidenced by such particular Debt Securities, registered as such on the relevant record dates according to their terms and the provisions of Section 3.08.

Upon presentation and surrender of any Debt Security redeemed in part only, with, if the Company or the Trustee so required, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of the same series having the same interest rate and Stated Maturity and bearing interest from the same date, of any authorized denominations as requested by such Holder, in aggregate principal amount equal to the unredeemed portion of the Debt Security so presented and surrendered.

SECTION 4.04. Exclusion of Certain Debt Securities from Eligibility for Selection for Redemption. Debt Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by a Responsible Officer of the Company and delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

SECTION 4.05. Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Debt Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Debt Securities in cash, the Company may at its option (1) deliver to the Trustee for cancellation any Debt Securities of such series theretofore acquired by the Company, or (2) receive credit for any Debt Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Trustee for cancellation, then Debt Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to the Debt Securities of such series.

On or before the 45th day next preceding each sinking fund Redemption Date, the Company will deliver to the Trustee a certificate signed by the President, Chief Executive Officer, Chief Financial Officer, an Executive Vice President, a Senior Vice President or a Vice President of the Company specifying (i) the portion of the mandatory sinking fund payment to be satisfied by deposit of cash in the currency in which the Debt Securities of such series are payable, by delivery of Debt Securities theretofore purchased or otherwise acquired by the Company (which Debt Securities shall accompany such certificate) and by credit for Debt Securities acquired by the Company and theretofore delivered to the Trustee for cancellation redeemed by the Company and stating that the credit to be applied has not theretofore been so applied and (ii) whether the Company intends to exercise its right, if any, to make an optional sinking fund payment, and, if so, the amount thereof. Such certificate shall also state that no Event of Default has occurred and is continuing. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In case of the failure of the Company on or before the 45th day next preceding each sinking fund Redemption Date to deliver such certificate (or to deliver the Debt Securities specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date shall be paid entirely in cash (in the currency described above) and shall be sufficient to redeem the principal amount of Debt Securities as a mandatory sinking fund payment, without the option to deliver or credit Debt Securities as provided in the first paragraph of this Section 4.04 and without the right to make an optional sinking fund payment as provided herein.

If the sinking fund payment or payments (mandatory or optional) with respect to any series of Debt Securities made in cash (in the currency described above) shall exceed the minimum authorized denomination set forth in an Officers’ Certificate pursuant to Section 3.01 or the equivalent in the currency in which the Debt Securities of such series are payable (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Debt Securities, said cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Debt Securities of such series at the applicable sinking fund Redemption Price with respect to Debt Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 4.03. The Trustee shall select, in the manner provided in Section 4.02, for redemption on such sinking fund Redemption Date a sufficient principal amount of Debt Securities of such series to utilize said cash and shall thereupon cause notice of redemption of the Debt Securities of such series for the sinking fund to be given in the manner provided in Section 4.02 (and with the effect provided in Section 4.03) for the redemption of Debt Securities in part at the option of the Company. Debt Securities of any series which are identified by registration and certificate number in an Officer’s Certificate at least 45 days prior to the sinking fund Redemption Date as being beneficially owned by, and not pledged or hypothecated by, the Company or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be excluded from Debt Securities of such series eligible for selection for redemption. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities of such series shall be added to the next cash sinking fund payment with respect to Debt Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 4.05. Any and all sinking fund moneys with respect to Debt Securities of any series held by the Trustee at the maturity of Debt Securities of such series, and not held for the payment or redemption of particular Debt Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at maturity.

The Trustee shall not convert any currency in which the Debt Securities of such series are payable for the purposes of such sinking fund application unless a Company Request is made, and any such conversion agreed to by the Trustee in response to such request shall be for the account and at the expense of the Company and shall not affect the Company’s obligation to pay the Holders in the currency to which such Holder is entitled.

On or before each sinking fund Redemption Date provided with respect to Debt Securities of any series, the Company shall pay to the Trustee in cash in the currency described above a sum equal to all accrued interest, if any, to the date fixed for redemption on Debt Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 4.05.

ARTICLE 5.

PARTICULAR COVENANTS OF THE COMPANY.

SECTION 5.01. Payment of Principal, Premium and Interest. The Company will duly and punctually pay or cause to be paid (in the currency in which the Debt Securities of such series are payable) the principal of and premium, if any, and interest on each of the Debt Securities at the place (subject to Section 3.03), at the respective times and in the manner provided in each series of Debt Securities and in this Indenture.

SECTION 5.02. Offices for Notices and Payments, etc. (a) So long as the Debt Securities of any series remain Outstanding, the Company will maintain at the Place of Payment, an office or agency where the Debt Securities may be presented for payment, an office or agency where the Debt Securities may be presented for registration of transfer and for exchange as in this Indenture provided, and an office or agency where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served and shall give the Trustee written notice thereof and any changes in the location thereof. In case the Company shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation and demand may be made and notice may be served in respect of the Debt Securities or of this Indenture at said office of the Trustee.

(b) In addition to the office or agency maintained by the Company pursuant to Section 5.02(a), the Company may from time to time designate one or more other offices or agencies where the Debt Securities may be presented for payment and presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designations, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain such office and agency at the Place of Payment, for the purposes abovementioned. The Company will give to the Trustee prompt written notice of (i) any such designation or rescission thereof, and (ii) the location of any such office or agency outside the Place of Payment and of any change of location thereof.

SECTION 5.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 5.04. Provisions as to Paying Agent. (a) (1) Whenever the Company shall have one or more Paying Agents for any series of Debt Securities other than the Trustee, it will, on or before each due date of the principal of (and premium, if any) or interest on any Debt Securities of such series, deposit with a Paying Agent a sum sufficient to pay such amount becoming due, such sum to be held as provided by the Trust Indenture Act of 1939, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(2) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act of 1939 applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon any series of Debt Securities) in the making of any payment in respect of the Debt Securities of such series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

(b) If the Company shall act as its own Paying Agent, it will, on or prior to each due date of the principal of and premium, if any, or interest on Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of such Debt Securities a sum sufficient to pay such principal and premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on such series of Debt Securities) to make any payment of the principal of and premium, if any, or interest on the Debt Securities when the same shall become due and payable.

(c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture with respect to any or all series of Debt Securities then Outstanding, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company, or any Paying Agent hereunder, as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.

(d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust provided in this Section 5.04 is subject to Section 13.04.

SECTION 5.05. Certificate to Trustee. So long as the Debt Securities of any series remain Outstanding, the Company will deliver to the Trustee on or before 120 days after the end of each fiscal year an Officers’ Certificate, stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any default by the Company in the performance or fulfillment or observance of any covenants or agreements contained herein during the preceding fiscal year, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof. The Officers’ Certificate need not comply with Section 16.05. The Company shall deliver to the Trustee promptly after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, written notice of such Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default.

SECTION 5.06. Waivers of Covenants. Anything in this Indenture to the contrary notwithstanding, the Company may fail or omit, in respect of any series of Debt Securities, and in any particular instance, to comply with a covenant, agreement or condition contained in Sections 5.02 and 5.04 (other than in 5.04(a)(1) and (2)) to 5.05, inclusive, if the Company shall have obtained and filed with the Trustee before or after the time for such compliance the consent in writing of the Holders of more than 50% in aggregate principal amount of the Debt Securities of the series affected by such waiver at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect any obligation not expressly waived nor impair any right consequent thereon and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE 6.

HOLDERS’ LISTS AND REPORTS BY THE COMPANY

AND THE TRUSTEE.

SECTION 6.01. Holders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, not more than 15 days after each Regular Record Date with respect to the Debt Securities of any series, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debt Securities of such series as of a date not more than 15 days prior to the time such information is furnished; provided, however, that no such list with respect to any particular series of Debt Securities need be furnished at any such time if the Trustee is in possession thereof by reason of its acting as the Debt Security Registrar for such series designated under Section 3.06 or otherwise.

SECTION 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debt Securities contained in the most recent list furnished to it as provided in Section 6.01 or received by the Trustee in the capacity of the Debt Security Registrar (if so acting) under Section 3.06. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debt Securities of any series or of all Debt Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act of 1939.

(c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act of 1939.

SECTION 6.03. Reports by the Company. The Company agrees to file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, shall be filed with the Trustee within 30 days after the same is filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).

SECTION 6.04. Reports by the Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant thereto. The interval between transmissions of reports to be transmitted at intervals shall be twelve months or such shorter time required by the Trust Indenture Act of 1939. If the Trust Indenture Act of 1939 does not specify the date on which a report is due, the such report shall be due on July 15 of each year following the first issuance of Debt Securities.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which Debt Securities of any series are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debt Securities of any series are listed on any stock exchange and of any delisting thereof.

ARTICLE 7.

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT.

SECTION 7.01. Events of Default. Event of Default, with respect to any series of Debt Securities, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series:

(a) default in the payment of any installment of interest upon any Debt Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

(b) default in the payment of the principal of and premium, if any, on any Debt Security of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration of acceleration or otherwise; or

(c) default in the payment or satisfaction of any sinking fund payment or analogous obligation, if any, with respect to the Debt Securities of such series as and when the same shall become due and payable by the terms of the Debt Securities of such series; or

(d) failure on the part of the Company duly to observe or perform any covenant, warranty or agreement on the part of the Company in respect of the Debt Securities of such series in this Indenture (other than a covenant, warranty or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) which continues for a period of 90 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to the Company by the Trustee, by registered mail, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series; or

(e) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal bankruptcy laws or any other similar applicable Federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or

(f) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking an arrangement or a reorganization under the Federal bankruptcy laws or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(g) any other Event of Default provided in the board resolution, officers’ certificate or the supplemental indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series.

If an Event of Default with respect to any series of Debt Securities for which there are Debt Securities Outstanding occurs and is continuing and shall not have been remedied or waived to the extent permitted by the terms of this Indenture, unless the principal of all of the Debt Securities of such series shall have already become due and payable, then in every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of such series and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debt Securities of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay in the currency in which the Debt Securities of such series are payable all matured installments of interest upon all of the Debt Securities and the principal of and premium, if any, on any and all Debt Securities of such series which shall have become due otherwise than by such declaration (with interest on overdue installments of interest to the extent that payment of such interest is enforceable under applicable law and on such principal and premium, if any, at the rate borne by the Debt Securities of such series or as otherwise provided in the form of Debt Security for such series, to the date of such payment or deposit) and the expenses of the Trustee (subject to Section 8.07), and any and all Events of Default under this Indenture, other than the nonpayment of principal of and accrued interest on Debt Securities of such series which shall have become due solely by such declaration, shall have been cured or shall have been waived in accordance with Section 7.07, then and in every such case the Holders of at least a majority in aggregate principal amount of the Debt Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.

SECTION 7.02. Payment of Debt Securities Upon Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any Debt Security of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal, or premium, if any, on, any Debt Security of any series, as and when the same shall have become due and payable, whether at maturity of the Debt Security or upon redemption or by declaration or otherwise or (c) in case default shall be made in the making or satisfaction of any sinking fund payment or analogous obligation with respect to the Debt Securities of any series when the same becomes due by the terms of the Debt Securities of any series, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the series with respect to which such Event of Default should have occurred, the whole amount that then shall have become due and payable on any such Debt Security for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debt Securities of such series or as otherwise provided in the form of Debt Security of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee and reasonable fees, costs and expenses of its agents, attorneys and counsel, and any expenses or liabilities incurred and advances made by the Trustee, except compensation or advances arising, or expenses or liabilities incurred, as a result of the Trustee’s negligence or bad faith, and any other amounts owing the Trustee under Section 8.07.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Debt Securities and collect, in the manner provided by law out of the property of the Company or any other obligor on such Debt Securities wherever situated, the moneys adjudged or decreed to be payable. If any Event of Default with respect to any series of Debt Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities of any series under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debt Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered by intervention in such proceedings or otherwise, (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt Securities of such series, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 8.07) and of the Holders of the Debt Securities of such series allowed in such judicial proceedings relative to the Company or any other obligor on such Debt Securities, its or their creditors, or its or their property, (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of any Debt Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of the Debt Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee such amount as shall be sufficient to cover a reasonable compensation to the Trustee and reasonable fees, costs and expenses of its agents, attorneys and counsel, and all other expenses and liabilities incurred and advances made by the Trustee except compensation or advances arising, or expenses or liabilities incurred, as a result of the Trustee’s negligence or bad faith, and any other amounts owing the Trustee under Section 8.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder (except, as aforesaid, for the election of a trustee in bankruptcy or other Person performing similar functions) in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities of any series, may be enforced by the Trustee without the possession of any of such Debt Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Debt Securities of such series in respect of which such judgment has been recovered.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Debt Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Debt Securities parties to any such proceedings.

SECTION 7.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 7.02 and any other money or property distributed in respect of the Company’s obligations under this Indenture after an Event of Default shall have occurred shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Debt Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and a reasonable compensation to the Trustee and reasonable fees, costs and expenses of its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except compensation or advances arising, or expenses or liabilities incurred, as a result of its negligence or bad faith, and any other amounts owing the Trustee under Section 8.07;

SECOND: To the payment of the amounts then due and unpaid to the holders of Senior Indebtedness, to the extent required by Article Fifteen;

THIRD: In case the principal of the Debt Securities of such series shall not have become due and be unpaid, to the payment of interest on such Debt Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Debt Securities, such payments to be made ratable to the Persons entitled thereto;

FOURTH: In case the principal of the Debt Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Debt Securities for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by such Debt Securities; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Debt Securities, then, to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debt Security of such series over any other such Debt Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FIFTH: To the payment of any surplus then remaining to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

SECTION 7.04. Proceedings by Holders. No Holder of any Debt Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law or in bankruptcy or otherwise upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and unless also the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding (and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07), it being understood and intended, and being expressly covenanted by the taker and Holder of every Debt Security of every series with every other taker and Holder and the Trustee, that no one or more Holders of Debt Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of such Debt Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities.

SECTION 7.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 7.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Seven to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities by this Indenture; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or would be materially and unjustly prejudicial to the rights of Holders not joining in such direction or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Debt Securities of all series not joining in the giving of said direction, it being understood that (subject to Section 8.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are duly prejudicial to such Holders. The Trustee may take any other action deemed proper by the Trustee not inconsistent with such direction. Subject to Section 7.01, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or premium, if any, or interest on such Debt Securities, or a default in the making of any sinking fund payment with respect to such Debt Securities. Upon any such waiver the Company, the Trustee and the Holders of such Debt Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debt Securities and this Indenture be deemed to have been cured and to be not continuing.

This Section 7.07 shall be in lieu of Sections 316(a)(1)(A) and 316(a)(1)(B) of the Trust Indenture Act of 1939 and such Sections 316(a)(1)(A) and Section 316(a)(1)(B) are hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act of 1939.

SECTION 7.08. Undertaking to Pay Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court in its discretion may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and in its discretion may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act of 1939; provided that neither this Section nor the Trust Indenture Act of 1939 shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee, and any provision of the Trust Indenture Act of 1939 to such effect is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act of 1939.

SECTION 7.09. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the rights, which are absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.08) interest on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or in the case of redemption or repayment, on the date for redemption or repayment, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

ARTICLE 8.

CONCERNING THE TRUSTEE.

SECTION 8.01. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default with respect to the Debt Securities of any series for which the Trustee is serving as such,

(1) such Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against such Trustee; and

(2) in the absence of bad faith on its part, such Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture.

(b) In case an Event of Default with respect to a series of Debt Securities has occurred and is continuing, the Trustee for the Debt Securities of such series shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee for Debt Securities of any series from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) such Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) such Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debt Securities of any particular series relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Debt Securities of that series; and

(4) no provision of this Indenture shall require the Trustee for any series of Debt Securities to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee for any series of Debt Securities shall be subject to the provisions of this Section.

SECTION 8.02. Notice of Defaults.

Within 90 days after the occurrence of any default hereunder with respect to the Debt Securities of any series, the Trustee shall transmit first-class by mail, postage prepaid, to all Holders of Debt Securities of such series, as their names and addresses appear in the Debt Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series; and provided, further, that in the case of any default of the character specified in Section 7.01(d) with respect to Debt Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debt Securities of such series.

SECTION 8.03. Certain Rights of Trustee.

Except as otherwise provided in Section 8.01:

(a) the Trustee for any series of Debt Securities may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, direction, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Debt Security to the Trustee for authentication and delivery pursuant to Section 3.04 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture such Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d) such Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) such Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to such Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) such Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but such Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters at it may see fit, and, if such Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and the reasonable expenses of such investigation shall be paid by the Company;

(g) the Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Debt Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 8.04. Not Responsible for Recitals or Issuance of Debt Securities.

The recitals contained herein and in the Debt Securities, except the Trustee’s certificates of authentication thereof, shall be taken as the statements of the Company, as the case may be, and the Trustee for any series of Debt Securities does not assume any responsibility for their correctness. The Trustee for any series of Debt Securities makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Debt Securities, and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and correct, subject to the qualifications set forth therein. The Trustee for any series of Debt Securities shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

SECTION 8.05. May Hold Debt Securities.

The Trustee, any Paying Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities of any series with the same rights it would have if it were not Trustee or such agent and, subject to Sections 8.09 and 8.13, if operative, may otherwise deal with the Company and receive, collect, hold, and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

SECTION 8.06. Money Held in Trust.

Money held by the Trustee for any series of Debt Securities in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee for any series of Debt Securities shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing, as the case may be.

SECTION 8.07. Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee for each series of Debt Securities as the Company and the Trustee shall agree in writing from time to time such compensation in Dollars for all services rendered by it hereunder as shall be agreed upon in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee for each series of Debt Securities in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by such Trustee in accordance with any provision of this Indenture (including a reasonable compensation to the Trustee and reasonable fees, costs and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify such Trustee, its employees, officers, directors and agents in Dollars for, and to hold them harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim, whether asserted by the Company or any Holder or any other Person, or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee for any series of Debt Securities shall have a lien prior to the Debt Securities upon all property and funds held or collected by such Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Debt Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.01(e) or Section 7.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

SECTION 8.08. Disqualification; Conflicting Interests.

The Trustee for the Debt Securities shall be subject to the provisions of Section 310(b) of the Trust Indenture Act of 1939 during the period of time required thereby. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act of 1939. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act of 1939 with respect to the Debt Securities of any series, there shall be excluded Debt Securities of any particular series of Debt Securities other than that series.

SECTION 8.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder for each series of Debt Securities which shall be:

(a) a corporation or banking company organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal or State authority, or

(b) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustee, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control of the Company shall serve as Trustee for the Debt Securities. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

SECTION 8.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee for the Debt Securities of any series and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 8.11.

(b) The Trustee for the Debt Securities of any series may resign at any time with respect to the Debt Securities of such series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 8.11 shall not have been delivered to the Trustee for the Debt Securities of such series within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(c) The Trustee for the Debt Securities of any series may be removed at any time with respect to the Debt Securities of such series by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to such Trustee and to the Company.

(d) If at any time:

(1) the Trustee for the Debt Securities of any series shall fail to comply with Section 310(b) of the Trust Indenture Act of 1939 pursuant to Section 8.08 hereof after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, unless the Trustee’s duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act of 1939, or

(2) such Trustee shall cease to be eligible under Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) such Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove such Trustee and appoint a successor Trustee or (ii) subject to Section 7.04, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

(e) If the Trustee for the Debt Securities of any series shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for the Debt Securities of any series for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Debt Securities of such series and shall comply with the applicable requirements of Section 8.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of such series shall have not been appointed by the Company pursuant to this Section 8.10, then a successor Trustee may be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee. If no successor Trustee for the Debt Securities of such series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 8.11, and if such Trustee to be replaced is still incapable of acting, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, on behalf of himself and all others similarly situated, or the retiring Trustee, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner and to the extent provided in Section 16.03. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of that series and the address of its Corporate Trust Office.

SECTION 8.11. Acceptance of Appointment by Successor.

(a) Every such successor Trustee appointed hereunder with respect to the Debt Securities of any series shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Debt Securities of any series shall be qualified and eligible under this Article.

SECTION 8.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee for the Debt Securities of any series may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities.

SECTION 8.13. Preferential Collection of Claims Against Company.

The Trustee is subject to Section 311(a) of the Trust Indenture Act of 1939, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act of 1939. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act of 1939 to the extent indicated.

ARTICLE 9.

CONCERNING THE HOLDERS.

SECTION 9.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage of such series have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders of such series in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of such series voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders of such series. If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of such record date.

SECTION 9.02. Proof of Execution by Holders. Subject to the provisions of Sections 8.01, 8.03 and 10.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debt Securities shall be provided by the Debt Security Register or by a certificate of the Debt Security Registrar with respect to a series of Debt Securities.

The record of any Holders’ meeting shall be proved in the manner provided in Section 10.06.

SECTION 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee with respect to a series of Debt Securities, and any agent of the Trustee or the Company under this Indenture may deem the Person in whose name such Debt Security shall be registered upon the Debt Security Register to be, and may treat him as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company, the Trustee or any such agent) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being or upon his order shall, to the extent of the sum or sums so paid, be effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

SECTION 9.04. Company-Owned Debt Securities Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debt Securities of any series have concurred in any direction or consent under this Indenture, Debt Securities of such series which are owned by the Company or any other obligor upon such Debt Securities or any Affiliate of the Company or such other obligor (except in the case in which the Company or such other obligor or affiliate owns all Debt Securities Outstanding under the Indenture, or all Outstanding Debt Securities of each such series, as the case may be, without regard to this proviso) shall be disregarded and deemed not to be Outstanding for the purpose of any such determinations; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent only such Debt Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding notwithstanding this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the right of the pledgee to vote such Debt Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Debt Securities of a series, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on such Debt Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Debt Securities; and, subject to the provisions of Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificates as conclusive evidence of the facts therein set forth and of the fact that all such Debt Securities not listed therein are Outstanding for the purpose of any such determination.

SECTION 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to or are bound by consents to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued on transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Debt Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all of the Debt Securities affected by such action.

ARTICLE 10.

HOLDERS’ MEETINGS.

SECTION 10.01. Purposes of Meetings. A meeting of Holders of the Debt Securities of all or any series may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

(1) to give any notice to the Company or to the Trustee with respect to such series, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Seven;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debt Securities of all or any series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of Debt Securities of all or any series to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders of Debt Securities of all or any series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee to Holders of Debt Securities of each series that may be affected by the action proposed to be taken at such meeting at their addresses as they shall appear on the Debt Security Register. Such notice shall be mailed not less than 10 nor more than 90 days prior to the date fixed for the meeting.

SECTION 10.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution by the Board of Directors, or the Holders of at least 25% in aggregate principal amount of the Debt Securities then Outstanding of each series that may be affected by the action proposed to be taken shall have requested the Trustee to call a meeting of such Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 10 days after receipt of such request, then the Company or such Holders may determine the time and place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

SECTION 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders of Debt Securities a Person shall (a) be a Holder of one or more Debt Securities of a series affected by the action proposed to be taken or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Debt Securities. The rights of Holders of Debt Securities to have their votes counted shall be subject to the provision in the definition of

“Outstanding” in Section 1.01. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulation, the holding of Debt Securities shall be proved in the manner specified in Section 9.02 and the appointment of any proxy shall be proved in the manner specified in said Section 9.02 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, broker or trust company.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debt Securities as provided in Section 10.03, in which case the Company or the Holders of Debt Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Debt Securities represented at the meeting and entitled to vote.

Subject to the provisions of Section 9.04, at any meeting each Holder of a Debt Security of a series entitled to vote at such meeting or proxy shall be entitled to one vote for each $1,000 principal amount of Debt Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Debt Securities of such series or proxy therefor. Any meeting of Holders of Debt Securities duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time and the meeting may be held as so adjourned without further notice.

At any meeting of Holders of Debt Securities, the presence of Persons holding or representing Debt Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than quorum be present, the Persons holding or representing a majority of the Debt Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

SECTION 10.06. Voting. The vote upon any resolution submitted to any meeting of Holders of Debt Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Debt Securities entitled to vote at such meeting or of their representatives by proxy, and the letter or letters, serial number or numbers or other distinguishing marks of the Debt Securities held or represented by him. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders of Debt Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07. No Delay of Rights by Meeting. Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of Debt Securities of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Debt Securities under any of the provisions of this Indenture or of the Debt Securities.

ARTICLE 11.

SUPPLEMENTAL INDENTURES.

SECTION 11.01. Supplemental Indentures without Consent of Holders. The Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Articles Five and Twelve hereof;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Debt Securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not materially adversely affect the interests of the Holders of the Debt Securities;

(d) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.11;

(e) to modify, amend or supplement this Indenture in such a manner as to permit the qualification of any indenture supplemental hereto under the Trust Indenture Act of 1939 as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any indenture supplemental hereto of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

(f) to provide for the issuance under this Indenture of Debt Securities in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(g) to change or eliminate any of the provisions of this Indenture, provided, however, that any such change or elimination shall become effective only when there is no Debt Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(h) to establish any additional form of Debt Security, as permitted by Section 2.02, and to provide for the issuance of any additional series of Debt Securities, as permitted by Section 3.01, and to set forth the terms thereof; or

(i) to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the Holders of any Debt Securities then Outstanding.

The Trustee is hereby required to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 11.02.

SECTION 11.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Section 9.01) of the Holders of greater than 50% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture (all such Holders voting as a single class), by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each series under this Indenture; provided, however, that no such supplemental indenture shall (i) without the consent of the Holder of each Outstanding Debt Security affected thereby, extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the Debt Securities or (ii) without the consent of the Holders of all of the Outstanding Debt Securities of each series affected, reduce the aforesaid percentage of Debt Securities, the Holders of which are required to consent (a) to any such supplemental indenture or (b) to waive any past default under the Indenture and its consequences pursuant to Section 7.07.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date.

Upon the request of the Company, accompanied by a copy of a Board Resolution certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Debt Securities as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders of Debt Securities under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 11.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debt Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 11.04. Notation on Debt Securities. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Outstanding Debt Securities of such series.

SECTION 11.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. The Trustee, subject to the provisions of Sections 8.01 and 7.02, shall receive, and shall be fully protected in relying upon, in addition to the documents required by Section 16.05, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven and is authorized and permitted by this Indenture.

ARTICLE 12.

CONSOLIDATION, MERGER, SALE AND CONVEYANCE.

SECTION 12.01. Company May Consolidate, etc., on Certain Terms. Nothing contained in this Indenture or in any of the Debt Securities shall prevent any consolidation or merger of the Company with or into any other Person or corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease of all or substantially all of the property of the Company to any other Person or corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale, conveyance or lease shall be upon the condition that (a) immediately after such consolidation, merger, sale, conveyance or lease the Person or corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale, conveyance or lease shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company; and (b) the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property.

SECTION 12.02. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and (except in the event of a conveyance by way of lease) the predecessor corporation shall be relieved of any further obligation under this Indenture and the Debt Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Silgan Holdings Inc. or its successor hereunder any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities of each series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance or lease such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

SECTION 12.03. Opinion of Counsel to Be Given to Trustee. The Trustee, subject to Sections 8.01 and 8.03, shall receive an Officers’ Certificate and Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article Twelve and that all conditions precedent herein provided relating to such transaction have been complied with.

ARTICLE 13.

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

SECTION 13.01. Satisfaction and Discharge of Indenture.

(a) If at any time:

(i) the Company shall have paid caused to be paid the principal of and interest on all the Outstanding Debt Securities of any series as and when the same shall have become due and payable,

(ii) the Company shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated (other than any Debt Securities of such series which have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.07) or

(iii)(A) all the Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount or Government Obligations maturing as to principal and interest in such amounts and at such times as will ensure the availability of funds sufficient to pay at maturity or upon redemption all Debt Securities of such series (other than any Debt Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 3.07) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity as the case may be, and if, in any such case, the Company shall also pay or cause to be paid all other amounts payable hereunder by the Company with respect to such Debt Securities of such series, then this Indenture shall cease to be of further effect with respect to Debt Securities of such series (except as to (1) rights of registration of transfer and exchange, (2) substitution of mutilated, defaced, destroyed, lost or stolen Debt Securities, (3) rights of Holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights, obligations and immunities of the Trustee hereunder and (5) the rights of the Holders of Debt Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them). Subject to Section 13.05, the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series. The Company will reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and will compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture and the Debt Securities of such series.

(b) In addition to its rights to discharge this Indenture pursuant to Section 13.01(a) the Company may defease all the covenants applicable to any series of Debt Securities, as provided in this Section 13.01(b), by complying with the provisions of this Section 13.01(b);

(i) The Company, at its option at any time, may exercise its right to elect to have defeasance under Section 13.01(b)(ii) be applied to the Outstanding Debt Securities of any series; provided that provision is made for such right pursuant to Section 3.01 and the applicable conditions thereto as set forth in this Section 13.01(b) have been satisfied.

(ii) Upon the Company’s exercise of the right referenced in Section 13.01(b)(i) applicable to this Section 13.01(b)(ii), the Company may terminate its obligations under the Outstanding Debt Securities of any series and this Indenture with respect to such series on the date the conditions set forth in Section 13.01(b)(iii) are satisfied (“defeasance”). For this purpose, defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities of such series and to have satisfied all its other obligations under such Debt Securities and this Indenture insofar as such Debt Securities are concerned, except for the following (A) the rights of Holders of Outstanding Debt Securities of such series to receive payments in respect of the principal of and interest on such Debt Securities when such payments are due; (B) the Company’s obligations with respect to such Debt Securities under Sections 3.06, 3.07, 3.11 and 8.07; (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (D) this Section 13.01(b).

(iii) The following shall be the conditions to the application of Section 13.01(b)(ii) to the Outstanding Debt Securities of such series:

(A) The Company shall have irrevocably deposited or caused to be deposited with the Trustee under the terms of an irrevocable trust agreement, as trust funds in trust solely for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Debt Securities of such series, (I) cash in the currency or currency unit required, (II) Government Obligations maturing as to principal and interest in such amounts (payable in the currency in which the Debt Securities of such series are payable) and at such times as are sufficient to pay the principal of and interest on the Outstanding Debt Securities of such series to maturity or redemption, as the case may be, or (III) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (x) the principal of and each installment of interest, if any, on the Outstanding Debt Securities of such series on the Stated Maturity of such principal or installment of interest, if any, and (y) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Debt Securities. Such irrevocable trust agreement shall include, among other things, (a) provision for the payments referenced in clauses (x) and (y) of the immediately preceding sentence, (b) the payment of the reasonable expenses of the Trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration of transfer, substitution and exchange of Debt Securities of such series in accordance with the terms stated in this Indenture and (d) continuation of the rights and obligations and immunities of the Trustee as against the Holders of Debt Securities of such series as stated in this Indenture.

(B) No Event of Default or event which with notice or lapse of time or both would constitute an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Sections 7.01(e) and Section 7.01(f) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(C) Such defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture with respect to the Debt Securities of such series.

(D) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred, and which Opinion of Counsel must be based upon (x) a ruling of the U.S. Internal Revenue Service to the same effect or (y) a change in applicable U.S. federal income tax law after the date of the Indenture such that a ruling is no longer required.

(E) The Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the deposit and defeasance contemplated by this Section 13.01(b) have been complied with.

SECTION 13.02. Application by Trustee of Funds Deposited for Payment of Debt Securities. Subject to Section 13.04, all funds deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent, to the Holders of the particular Debt Securities of such series for the payment or redemption of which such funds have been deposited with the Trustee, of all amounts due and to become due thereon for principal and interest; but such funds need not be segregated from other funds except to the extent required by law.

SECTION 13.03. Repayment of Amounts Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Debt Securities of any series, all amounts then held by any Paying Agent (other than the Company) under the provisions of this Indenture with respect to such series of Debt Securities, upon written demand of the Company, shall be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

SECTION 13.04. Return of Unclaimed Amounts Held by Trustee and Paying Agent. Any amounts deposited with or paid to the Trustee or any Paying Agent (including the Company acting as its own Paying Agent) for the payment of the principal of or interest on any Debt Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, upon the written request of the Company, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, promptly shall be repaid to the Company by the Trustee for such series or such Paying Agent (except that with respect to any amounts then held by the Company in trust as its own Paying Agent no such request need be given and at such time the Company shall be discharged from its duty to hold such amounts in trust as Paying Agent). The Holder of the Debt Security of such series, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter shall look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such amounts thereupon shall cease. Anything in this Article 13 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any funds or Government Obligations held by it as provided in Section 13.01(b)(iii) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect such defeasance in accordance with the provisions of this Indenture.

SECTION 13.05. Reinstatement of Company’s Obligations. If the Trustee is unable to apply any funds or Government Obligations in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debt Securities of any series for which such application is prohibited shall be revived and reinstated as if no deposit it had occurred pursuant to Section

13.01 until such time as the Trustee is permitted to apply all such funds or Government Obligations in accordance with Section 13.01. If the Company has made any payment of interest on or principal of any of such Debt Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Debt Security Holders of such Debt Securities to receive such payment from the funds or Government Obligations held by the Trustee.

ARTICLE 14.

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS.

SECTION 14.01. Indenture and Debt Securities Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement of this Indenture, any supplemental indenture, or of any Debt Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Subsidiary or of any predecessor or successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, or in any of the Debt Securities or implied thereby; and that any and all such personal liability, either at common law or in equity or by constitution or statute of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied thereby, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debt Securities.

ARTICLE 15.

SUBORDINATION OF DEBT SECURITIES.

SECTION 15.01. Debt Securities Subordinated to Senior Indebtedness. The Company covenants and agrees, and each Holder of Debt Securities, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Debt Securities and the payment of any and all amounts payable in respect of each and all of the Debt Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred, assumed or guaranteed.

In the event (a) of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company which complies with the requirements of Article Twelve, or (b) that a default shall have occurred and be continuing with respect to the payment of any amount payable in respect of any Senior Indebtedness, or (c) that the principal of the Debt Securities of any series shall have been declared due and payable pursuant to Section 7.01 and such declaration shall not have been rescinded and annulled as provided in Section 7.01, then:

(1) in a circumstance described in the foregoing clause (a) or (b) the holders of all Senior Indebtedness, and in the circumstance described in the foregoing clause (c) the holders of all Senior Indebtedness outstanding at the time the principal of such Debt Securities (or in the case of Original Issue Discount Debt Securities, such portion of the principal amount) shall have been so declared due and payable, shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Debt Securities are entitled to receive any payment in respect of the indebtedness evidenced by the Debt Securities;

(2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Debt Securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of the Senior Indebtedness are not altered by such reorganization or readjustment), to which the Holders of any of the Debt Securities would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Debt Securities under this Indenture; and

(b) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article with respect to the Debt Securities, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness are not altered by such reorganization or readjustment), shall be received by the Holders of any of the Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

SECTION 15.02. Subrogation. Subject to the payment in full of all Senior Indebtedness to which the indebtedness evidenced by the Debt Securities is in the circumstances subordinated as provided in Section 15.01, the Holders of the Debt Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until all amounts owing on the Debt Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Indebtedness, and the Holders of the Debt Securities, no such payment or distribution made to the holders of such Senior Indebtedness by virtue of this Article which otherwise would have been made to the Holders of the Debt Securities shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Debt Securities, on the one hand, and the holders of Senior Indebtedness.

SECTION 15.03. Obligation of the Company Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debt Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debt Securities the principal of and interest on and any additional amounts owing in respect of the Debt Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debt Securities and creditors of the Company other than the holders of Senior Indebtedness nor shall anything herein or therein prevent the Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Debt Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Debt Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 15.04. Payments on Debt Securities Permitted. Nothing contained in this Article or elsewhere in this Indenture, or in any of the Debt Securities, shall affect the obligation of the Company to make, or prevent the Company from making, payment of the principal of or interest on or any additional amounts owing in respect of the Debt Securities in accordance with the provisions hereof and thereof, except as otherwise provided in this Article.

SECTION 15.05. Effectuation of Subordination by Trustee. Each Holder of Debt Securities, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney in fact for any and all such purposes.

SECTION 15.06. Trustee Has No Fiduciary Duty to Holders of Senior Indebtedness; Knowledge of Trustee. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall pay over or deliver to the Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Debt Securities of any series, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office of the Trustee written notice thereof from the Company, any Holder of Debt Securities, any paying or conversion agent of the Company or the holder or representative of any class of Senior Indebtedness; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on, or additional amounts owing in respect of, any Debt Security) then, anything herein contained to the contrary notwithstanding, the Trustee shall have all power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Day period.

SECTION 15.07. Trustee May Hold Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 313 of the Trust Indenture Act of 1939 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to the claims of, or payments to, the Trustee under or pursuant to Sections 7.03 and 8.07.

SECTION 15.08. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

SECTION 15.09. Satisfaction and Discharge. Amounts deposited in trust with the Trustee pursuant to and in accordance with Article 13 and not prohibited to be deposited under Section 15.01 when deposited shall not be subject to this Article 15.

ARTICLE 16.

MISCELLANEOUS PROVISIONS.

SECTION 16.01. Provisions Binding on Successors of the Company. All of the covenants, stipulations, promises and agreements in this Indenture to be observed or performed by the Company shall bind its successors and assigns whether so expressed or not.

SECTION 16.02. Indenture for Sole Benefit of Parties and Holders of Debt Securities. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any agent of the Trustee or the Company under this Indenture and the Holders of the Debt Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being, subject to the provisions of Articles Twelve and Fourteen, for the sole benefit of the parties hereto, any agent of the Trustee or the Company under this Indenture and the Holders of the Debt Securities.

SECTION 16.03. Addresses for Notices, etc. Any notice, demand or other communication which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debt Securities on the Company may be given or served by being deposited, registered or certified mail postage prepaid, in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee) to the Company, 4 Landmark Square, Stamford, Connecticut 06901, Attention: General Counsel. Any notice, direction, request or demand by any Holder of a Debt Security or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee, addressed to the attention of its Corporate Trust Department. Any notice, report or other instrument required by any of the provisions of this Indenture to be given by the Trustee to the Holders of Debt Securities of any or all series shall be deemed to have been sufficiently given, for all purposes, when mailed by first class mail at the Holder’s address as it appears on the Debt Securities Register and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice, demand or other communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except in the case of any notice, demand or other communication to the Trustee, the Trustee must actually receive such notice, demand or other communication at its Corporate Trust Office as hereinabove provided.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 16.04. New York Contract. This Indenture and the Debt Securities shall for all purposes be construed in accordance with and governed by the laws of the State of New York.

SECTION 16.05. Evidence of Compliance with Conditions Precedent. Upon any Company request to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any (including any covenant, compliance with which constitutes a condition precedent) provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 16.06. Legal Holidays. In any case where the date of maturity of interest on or principal of or premium, if any, on any series of Debt Securities or the date fixed for redemption of any Debt Security or Debt Securities will be a legal holiday or a day on which banking institutions are legally authorized or obligated to close in [•] or any other location where a Paying Agent appointed pursuant to Section 5.02 is located, then payment of such interest on or principal of and premium, if any, on such Debt Securities need not be made on such date but may be made on the next succeeding business day that is not a day in such location that is either a legal holiday or a day on which banking institutions are legally authorized or obligated to close, with the same force and effect as if made on such date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such prior date.

SECTION 16.07. Trust Indenture Act of 1939 to Control. If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317 of the Trust Indenture Act of 1939, by the operation of Section 318(c) thereof, such imposed duties shall control, except as, and to the extent, expressly excluded from this Indenture, as permitted by the Trust Indenture Act of 1939. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 16.08. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 16.09. Determination of Principal Amount. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or whether sufficient funds are available for redemption or for any other purpose, (i) the principal amount of an Original Issue Discount Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01, (ii) with respect to any series of Debt Securities in which not all of such Debt Securities are denominated in the same currency, the principal amount of any Debt Securities denominated in a Foreign Currency that shall be deemed to be Outstanding for such purposes shall be determined by converting the Foreign Currency into Dollars at the Market Exchange Rate as of the date of such determination and (iii) the principal amount of any Indexed Debt Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal face amount of such Indexed Debt Security at original issuance, unless otherwise provided in or pursuant to this Indenture.

SECTION 16.10. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original and such counterparts shall together constitute but one and the same instrument. [—] hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein set forth.

SECTION 16.11. Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A DEBT SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 16.12. Non-Exclusive Jurisdiction. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting, in each case, in the Borough of

Manhattan, The City of New York, for purposes of all legal proceedings arising out of or relating to this Indenture or the transactions contemplated hereby. Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Indenture in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, each of SILGAN HOLDINGS INC. and U.S. BANK NATIONAL ASSOCIATION has caused this Indenture to be duly executed, as of the day and year first written above.

SILGAN HOLDINGS INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title: